Exhibit 99.2

AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

This amendment to the Stock Purchase Agreement between urban-gro, Inc. and Octavio Gutierrez dated February 22, 2021 (the “SPA”) is being entered into as of February 25, 2021.

The parties hereby agree that the purchase price per share will be reduced to $8.85.

urban-gro, Inc.

By:	/s/ Brad Nattrass
Brad Nattrass, CEO

/s/ Octavio Gutierrez
Octavio Gutierrez